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                                                                    Exhibit 23.2

                       Consent of KPMG Peat Marwick LLP




The Board of Directors
   Wilsons Center, Inc.:


We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Historical Consolidated Financial and Other Data" and "Experts" in the prospectus.






                                      KPMG Peat Marwick LLP


Minneapolis, Minnesota
August 19, 1998